Exhibit 1.1

RYMAN HOSPITALITY PROPERTIES, INC.

5,100,000 Shares of Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

August 10, 2026

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

as representatives of the several underwriters

Ladies and Gentlemen:

Ryman Hospitality Properties, Inc., a Delaware corporation (the “Company”), proposes to sell to the several underwriters named on Schedule 1 hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”), 5,100,000 shares (the “Firm Shares”) of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an aggregate of 765,000 additional shares of the Common Stock on the terms set forth in Section 2 (the “Option Shares”). The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the “Shares.” This is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriters.

1.             Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a)           An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-298164) in respect of the Shares, including a form of prospectus (the “Base Prospectus”), has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the Base Prospectus, as supplemented by the most recent preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act, and including the documents incorporated in the Base Prospectus by reference (collectively, the “Preliminary Prospectus”), and the exhibits, financial statements and schedules to such registration statement, in each case as finally amended and revised, have heretofore been made available by the Company to the Underwriters. Such registration statement, together with any registration statement filed by the Company pursuant to Rules 413(b) and 462(f) under the Securities Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Securities Act and contained in the Prospectus referred to below, has become effective under the Securities Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the form of prospectus relating to the Shares first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act and in accordance with Section 5(a)(i) hereof. Any reference herein to the Registration Statement, the Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Securities Act, and prior to the termination of the offering of the Shares by the Underwriters.

As used in this Agreement:

(i)             “Applicable Time” means 5:05 p.m. (New York City time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

(ii)             “Effective Date” means any date and time as of which any part of such “automatic shelf registration statement” relating to the Common Stock became, or is deemed to have become, effective under the Securities Act.

(iii)            “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares.

(iv)            “Pricing Disclosure Package” means, as of the Applicable Time, and as of the Initial Closing Date or the Option Closing Date, as the case may be, any Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time that is listed on Schedule 2 and the Statutory Prospectus.

(v)            “Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

(b)           At the time of initial filing of the Registration Statement and any post-effective amendments thereto, at the time the Company or any other participant in the offering of the Shares made a “bona fide offer” (within the meaning of Rule 164(h)(2) under the Securities Act), and as of the date of this Agreement, the Company (i) was not and is not an “ineligible issuer” and (ii) has been and continues to be, and will be on the applicable Closing Date, a “well-known seasoned issuer” (in each case, as defined in Rule 405) eligible to use Form S-3 for the offering of the Shares on any such time or date.

(c)           The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Closing Date to the applicable requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus conformed, when filed with the Commission, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder. No notice of objection of the Commission to the use of such Registration Statement or any amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission.

(d)           The Registration Statement did not, as of the Effective Date, and as of the applicable Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, which information is specified in Section 8(e).

(e)           The Prospectus will not, as of its date, at the time of its filing with the Commission, and on the applicable Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, which information is specified in Section 8(e).

(f)           The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus did not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)           The Pricing Disclosure Package did not, as of the Applicable Time, and on the applicable Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for inclusion therein, which information is specified in Section 8(e).

(h)             Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), if any, when considered together with the Pricing Disclosure Package as of the Applicable Time, did not and on the applicable Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, which information is specified in Section 8(e).

(i)             Each Issuer Free Writing Prospectus complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(j)             The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization” (other than for subsequent issuances, if any, (x) pursuant to employee benefit plans, (y) upon the exercise of outstanding options, or (z) in satisfaction of the redemption obligations of RHP Hotel Properties, LP under that certain First Amended and Restated Agreement of Limited Partnership of RHP Hotel Properties, LP, dated as of December 31, 2018). The outstanding shares of capital stock of the Company and its subsidiaries that are corporations have been, and as of the applicable Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable. None of the outstanding capital stock of the Company or its subsidiaries that are corporations were issued in violation of any preemptive or other similar rights. All of the outstanding shares of capital stock or other equity interests of the Company and of each of its subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions (other than those, in the case of any capital stock or other equity interests of the Company and its subsidiaries, imposed pursuant to the Company’s credit facility, subsidiary loans, the Second Amended and Restated Limited Liability Company Agreement (as amended) of OEG Attractions Holdings, LLC, f/k/a RHP Operations and Attractions Holdings, LLC and the Amended and Restated Limited Liability Company Agreement (as amended) of SENT Group, LLC) on transferability (other than those imposed by the Securities Act and the securities or “blue sky” laws of certain jurisdictions) or voting. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company and its subsidiaries. Except for its subsidiaries, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity, other than its interests in JetRight IV, LLC, Challenger 20420, LLC and Momentum Media, LLC.

(k)             Each of the Company and its subsidiaries is duly incorporated or formed, as applicable, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable, and has all requisite power and authority, corporate or other, to own its properties and conduct its business as now conducted and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation or company, as applicable, in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and its subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”).

(l)             The Company has all requisite power and authority to execute, deliver and perform its obligations, as the case may be, under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company, and this Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. This Agreement has been duly executed and delivered by the Company.

(m)             No consent, approval, authorization or order of, or registration or filing with, any court or any governmental or regulatory authority or agency or any self-regulatory organization or other non-governmental regulatory authority, is required for the issuance and sale by the Company of the Shares to the Underwriters or the execution, delivery and performance of this Agreement, or consummation by the Company of the other transactions contemplated hereby and by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except (i) as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or under applicable state securities laws or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (ii) as may be required for registration of the Shares under the Securities Act, which has been effected, and (iii) that have been obtained or will be obtained or completed by the time of purchase of the Shares on the Initial Closing Date or any Option Closing Date, as the case may be, including the approval for listing and/or qualification of the Shares for trading on the New York Stock Exchange (“NYSE”). None of the Company or its subsidiaries is (A) in violation of its certificate of incorporation or bylaws (or similar organizational document), (B) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (C) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, “Contracts”), except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

(n)             The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance and sale of the Shares to the Underwriters) do not or will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of its subsidiaries, (iii) (assuming compliance with all applicable state securities or “Blue Sky” laws) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets or (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance and sale of the Shares to the Underwriters) will not constitute an event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its subsidiaries, except for any such event or condition that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)             The financial statements of the Company and its subsidiaries, together with the related schedules and notes, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis, except as otherwise stated therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Ernst & Young LLP is an independent public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the rules and regulations promulgated thereunder and the Public Company Accounting Oversight Board (United States) as required by the Securities Act.

(p)             There is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries is a party, or to which the property or assets of the Company or any of its subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Shares to be sold hereunder, or the consummation of the other transactions described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q)             Each of the Company and its subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows revocation or termination thereof except where the failure to perform or fulfill its obligations would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or its subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(r)             Since the date of the most recent financial statements appearing in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as described therein, (i) none of the Company or its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and its subsidiaries, taken as a whole, (ii) none of the Company or its subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company), (iii) there shall not have been any change in the capital stock or long-term indebtedness of the Company or its subsidiaries, and (iv) no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(s)             Each of the Company and its subsidiaries has filed all necessary federal income tax returns, and all material state and foreign income and franchise tax returns, or have properly requested extensions thereof and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar material assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. Each of the Company and its subsidiaries has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(o) above in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(t)             The statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(u)             None of the Company or its subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Shares to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the applicable Closing Date.

(v)             Each of the Company and its subsidiaries has good and valid title to all real property and good title to all personal property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned by it and good and valid title to a leasehold estate in the real and personal property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which the Company or any of its subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or subsidiary and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(w)             There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened, against or involving the Company or any subsidiary or any of their respective properties or assets before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE) that would be required to be described in a prospectus pursuant to the Securities Act that are not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, nor are there any material contracts or other documents that would be required to be described in a prospectus pursuant to the Securities Act that are not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(x)             Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect (i) none of the Company or its subsidiaries is in violation of any Environmental Laws (as defined below), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, (ii) none of the Company or its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or its subsidiaries is in violation of any Environmental Laws, (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or its subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or the release into the environment, of any Materials of Environmental Concern at any location owned, leased or operated by the Company or its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending, or to the knowledge of the Company and its subsidiaries, threatened against the Company and its subsidiaries or any person or entity whose liability for any Environmental Claim the Company, or its subsidiaries has retained or assumed either contractually or by operation of law, and (iv) to the knowledge of the Company and its subsidiaries, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or its subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environmental Laws” means any applicable federal, state, local and foreign laws or regulations relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to (A) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”) into the environment, and (B) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

(y)             From time to time, in the ordinary course of its business, each of the Company and its subsidiaries conducts a review of the effect of Environmental Laws on its respective business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, each of the Company and its subsidiaries has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except to the extent otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(z)             Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except where the failure to own or possess such rights would not reasonably be expected to have a Material Adverse Effect; and the expected expiration of any of such Intellectual Property Rights would not reasonably be expected to have a Material Adverse Effect. None of the Company or its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to have a Material Adverse Effect.

(aa)          There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of its subsidiaries that is ongoing, pending or, to the knowledge of the Company, threatened.

(bb)          The Company and its subsidiaries are self-insured or are insured by recognized, and to the Company’s knowledge, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company or any subsidiary against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able to (i) renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(cc)           Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their respective “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or any subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any subsidiary or any of their respective ERISA Affiliates that has resulted or is reasonably expected to result in any material liability to the Company, any subsidiary or any of their respective ERISA Affiliates, individually or in the aggregate. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no “employee benefit plan” established or maintained by the Company, any subsidiary or any of their respective ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) that would be material to the Company, any subsidiary or any of their respective ERISA Affiliates. None of the Company, any subsidiary or any of their respective ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, any subsidiary or any of their respective ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(dd)          The Company maintains a system of internal control over financial reporting that is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ee)          The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act), which: (i) are designed to ensure that information required to be disclosed by the Company, including its subsidiaries, in the reports that the Company files or submits under the Exchange Act is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, (ii) have been evaluated for effectiveness as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission, and (iii) are effective in all material respects in providing reasonable assurance that information required to be disclosed by the Company in the reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported as appropriate to allow timely decisions regarding disclosure within the time periods specified in the Commission’s rules and forms.

(ff)            Since the date of the most recent balance sheet of the Company and its subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the Company, (i) none of the Company or its subsidiaries has been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any subsidiary to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company or any subsidiary, and (ii) since that date, there have been no significant changes in internal controls or in other factors that would materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. Since the date of the most recent balance sheet of the Company and its subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the Company, there have been no significant changes in the Company’s internal control over financial reporting that materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg)          The Company and its subsidiaries have been advised of the rules and requirements of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”). None of the Company or its subsidiaries is, and solely after giving effect to the sale of the Shares as contemplated by this Agreement and the use of proceeds therefrom, none will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(hh)          The Shares will conform in all material respects to the descriptions thereof contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the certificates for the Shares, if any, are in due and proper form.

(ii)             The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations of the Commission thereunder or the interpretations thereof by the Commission.

(jj)             None of the Company or its subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares.

(kk)          Except with respect to past non-timely filings of reports required by Section 16 of the Exchange Act by certain of the Company’s officers and directors, the Company and, to the Company’s knowledge, its officers and directors are in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are effective as of the date hereof.

(ll)            There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or its subsidiaries to or for the benefit of any of the executive officers or directors of the Company or its subsidiaries.

(mm)        None of the Company or its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any subsidiary or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(nn)          Neither the Company or its subsidiaries nor any of their respective directors or officers nor, to the knowledge of the Company, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries: (i) has used any funds for any unlawful contribution, gift, property, entertainment or other unlawful expense relating to political activity; (ii) has made, taken or will take any action in furtherance of any direct or indirect unlawful payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic government official or employee (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action or secure an improper advantage for the Company or any of its subsidiaries; (iii) has made, offered, or taken an act in furtherance of any bribe, unlawful rebate, payoff, influence payment, property, gift, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation of any provision of the Bribery Act 2010 of the United Kingdom, or the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA), including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, in contravention of the FCPA or any applicable anti-bribery and anti-corruption laws or regulations to which the Company or any of its subsidiaries, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is subject. The Company, its subsidiaries and their affiliates have each conducted their businesses in compliance with the FCPA and any applicable anti-bribery and anti-corruption laws or regulations and have instituted and maintain and enforced and will continue to maintain and enforce policies and procedures designed to promote and ensure, and which are reasonably expected to continue to ensure, continued compliance with all applicable anti-bribery and anti-corruption laws.

(oo)         The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements, including, without limitation, those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries, and any applicable international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp)          Neither the Company or its subsidiaries nor their respective directors or officers nor, to the knowledge of the Company, any employee of the Company or any of its subsidiaries, nor to the knowledge of the Company, any agent or affiliate of the Company or any of its subsidiaries, or benefiting in any capacity in connection with this Agreement, is currently subject to or the target of any sanctions administered or imposed by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or any similar sanctions imposed by any other governmental body to which the Company or any of its subsidiaries is subject (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria (until July 1, 2025), and five regions of Ukraine (the Crimea region, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the non-governmental controlled areas in the oblasts of Zaporizhzhia and Kherson) (each, a “Sanctioned Country”)); none of the Company or its subsidiaries have engaged in since April 24, 2019, are not now engaged in, and will not engage in, any dealings or transactions with any person or entity that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with or in any Sanctioned Country.

(qq)          Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209.

(rr)            The Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person or entity, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person or entity (including any person or entity participating in the transaction, whether as an Underwriter, advisor, investor or otherwise) of any applicable anti-bribery and anti-corruption laws, Anti-Money Laundering Laws, or Sanctions.

(ss)          Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity; (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(tt)            No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described pursuant to Section 404 of Regulation S-K in an Annual Report on Form 10-K that is not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(uu)          No subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus.

(vv)          The Company has qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code for all taxable years ended on or prior to December 31, 2025, beginning with its taxable year that began on January 1, 2013 and ended on December 31, 2013, and its current and proposed method of operation as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code for its taxable year ending December 31, 2026 and thereafter (based on current law); all statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding the Company’s qualification and taxation as a real estate investment trust are correct in all material respects; the Company presently intends to continue to qualify as a real estate investment trust under the Code this year and for all subsequent years, and the Company does not know of any existing condition that would cause or is likely to cause the Company to fail to qualify as a real estate investment trust under the Code for the taxable year ending December 31, 2026 or anytime thereafter.

(ww)         Except as would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and except as otherwise set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus (i) to the knowledge of the Company, there has been no security breach or other compromise of or relating to any of Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data. The Company and its subsidiaries have implemented backup and disaster recovery technology that are reasonably adequate for their business. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data (including all personal, personally identifiable, sensitive, confidential or regulated data) used in connection with their businesses. The Company and its subsidiaries are presently in compliance, in all material respects, with all applicable laws or statutes and all judgments and orders applicable to the Company or its subsidiaries, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by any officer of the Company and delivered to any Underwriter or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2.              Purchase of the Shares by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Firm Shares to the Underwriters, and the Underwriters, acting severally and not jointly, agree to purchase from the Company the respective number of the Firm Shares set forth opposite such Underwriter’s name on Schedule 1 hereto at a price per share of $112.6125 (the “Purchase Price”).

In addition, on the basis of the representations, warranties, agreements and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company grants the Underwriters an option to purchase from the Company, severally and not jointly, the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares; provided, that such option shall be exercisable only in the event the Underwriters purchase all of the Firm Shares on the Initial Closing Date and as set forth in Section 4 of this Agreement.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Company shall not be obligated to deliver any of the Option Shares to be delivered on the applicable Closing Date, except upon payment for all such Option Shares to be purchased on such Closing Date as provided herein.

3.             Offering of Shares by the Underwriters. The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Underwriters is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

4.             Delivery of and Payment for the Shares. The Underwriters shall acquire the Firm Shares and payment therefor shall be made at a closing to take place at the office of Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001 at 10:00 a.m., New York City time, on the second full business day following the date of this Agreement or at such other date as shall be determined by agreement between the Underwriters and the Company. This date and time are sometimes referred to as the “Initial Closing Date.” Pursuant to the terms of this Agreement, payment for the Shares to be purchased on the Initial Closing Date shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such Initial Closing Date, with any transfer taxes payable in connection with the sale of such Shares by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriters hereunder. The Company shall deliver the Firm Shares through the facilities of the Depositary Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Shares as to which the option is being exercised, the names in which the shares of Option Shares are to be registered, the denominations in which the shares of Option Shares are to be issued and the date and time, as determined by the Company, when the shares of Option Shares are to be delivered and paid for; provided, however, that this date and time (x) shall not be earlier than the Initial Closing Date and (y) if the Initial Closing Date shall have occurred, shall not be earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the shares of Option Shares are delivered is sometimes referred to as an “Option Closing Date,” and the Initial Closing Date and any Option Closing Date are sometimes each referred to as a “Closing Date.”

Delivery of the Option Shares by the Company and payment for the Option Shares by the Underwriters shall be made at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company. On the Option Closing Date, payment for the Shares to be purchased on the Option Closing Date shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such Option Closing Date, with any transfer taxes payable in connection with the sale of such Shares by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder. The Company shall deliver the Option Shares through the facilities of DTC unless the Representatives shall otherwise instruct.

5.             Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i)             To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) in a form containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Securities Act prior to the time of closing on the Initial Closing Date; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Closing Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement, or the Prospectus has been filed and to furnish the Underwriters with copies thereof; to timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus in connection with the offering or sale of the Shares is required by applicable law; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or pursuant to Section 8A of the Securities Act or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal; and to pay the applicable Commission filing fees relating to the Shares within the time required by Rule 456(b)(1);

(ii)             To furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iii)           To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) an electronic copy of any document incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when they are delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Pricing Disclosure Package or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Pricing Disclosure Package or the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon request of the Representatives, to file such document and to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Pricing Disclosure Package or Prospectus (excluding any documents incorporated by reference therein) that will correct such statement or omission or effect such compliance;

(iv)           To use its reasonable efforts to file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

(v)            Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus or any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and not file any such proposed amendment or supplement to the Registration Statement or the Prospectus to which the Underwriters reasonably object;

(vi)           Not to make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives;

(vii)          To comply with all applicable requirements of Rule 433 with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon request of the Representatives, to file such document and to prepare and furnish without charge to the Underwriters as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(viii)         Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws or blue sky laws of such jurisdictions as the Representatives shall reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(ix)            If at any time when Shares remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (A) promptly notify the Representatives, (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Representatives, (C) use its commercially reasonable efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Securities Act), and (D) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Securities Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be;

(x)             For a period commencing on the date hereof and ending on the 45th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Shares, and shares authorized on the date hereof to be issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights not issued under one of those plans), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to compensatory option plans existing on the date hereof), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8) or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of BofA Securities, Inc.

(xi)            The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(xii)           The Company will assist the Underwriters in arranging for the Shares to be eligible for clearance and settlement through DTC.

(xiii)          The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(xiv)          The Company will use its reasonable best efforts to list, subject to notice of issuance, the Shares on the NYSE.

(xv)           For a period of three (3) years from the date hereof, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(b)             Each Underwriter agrees that it shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6.             Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (b) the distribution of the Registration Statement (including any exhibits thereto), the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (c) the production and distribution of this Agreement, any supplemental agreement with the Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (d) any FINRA-related matters (including related fees and expenses of the Underwriters, including expenses of counsel, in a total amount that is not greater than $10,000); (e) the listing of the Shares on the NYSE; (f) the qualification of the Shares under the securities laws of the several jurisdictions as provided in Section 5(a)(viii) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of the Underwriters, including expenses of counsel, in a total amount that is not greater than $5,000); and (g) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11, each Underwriter shall (i) pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Shares which it may sell and the expenses of advertising any offering of the Shares made by such Underwriter and (ii) reimburse the Company for up to 50% of the expense of any aircraft jointly used in connection with any “road show” presentation.

7.              Conditions of Underwriter’s Obligations. The several obligations of each Underwriter hereunder are subject to the accuracy, when made and on each Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)             The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.

(b)             Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any debt securities of the Company or any subsidiary, as applicable, by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(c)             Bass, Berry & Sims PLC shall have furnished to the Representatives its written opinion and 10b-5 statement, as counsel to the Company, addressed to the Representatives and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(d)             Bass, Berry & Sims PLC shall have furnished to the Representatives its written opinion, as tax counsel to the Company, addressed to the Representatives and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(e)             The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, its written opinion and 10b-5 statement, dated such Closing Date, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)             At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Representatives and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Prospectus and the Prospectus, as of a date not more than three business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g)            With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letter”), such accountants, shall have delivered to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Representatives and dated such Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than one business day prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h)            The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of the Company signed on behalf of the Company by the Chairman of the Board, President or any Executive Vice President and the Chief Financial Officer or Chief Accounting Officer, to the effect that:

(i)             The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Closing Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date;

(ii)            At the applicable Closing Date, since the date hereof or since the date of the most recent financial statements in the Registration Statement, Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

(iii)            No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act have been instituted or, to the knowledge of such officers, threatened.

(i)             Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus.

(j)             Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NYSE or the NASDAQ Global Market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) there shall have been an outbreak or escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, if, in the judgment of the Representatives, the effect of such outbreak, escalation or declaration is such as to make it impracticable or inadvisable to proceed with the public offering or delivery of the Shares on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package or the Prospectus or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus.

(k)             “Lock-up” letter agreements, substantially in the form of Annex A hereto, between the Representatives and the directors and executive officers of the Company set forth on Schedule 3, shall have been delivered to the Representatives on or before the date of this Agreement and shall be in full force and effect on such Closing Date.

(l)             No stop order suspending the qualification or exemption from qualification of the Shares in any jurisdiction shall have been issued, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act shall have been commenced. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Initial Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Initial Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(m)            The Company shall have furnished to the Representatives a certificate of its Chief Financial Officer, dated the date hereof and each Closing Date, substantially in the form of Annex B hereto.

(n)             The Representatives shall have received on the applicable Closing Date satisfactory evidence of the good standing of the Company and the Company’s subsidiaries set forth on Schedule 4 in their respective jurisdictions of incorporation or formation, as applicable, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(o)             The Shares shall be eligible for clearance and settlement through DTC.

(p)             The Shares to be delivered on the Initial Closing Date or Option Closing Date, as the case may be, shall have been approved for listing on the NYSE, subject to official notice of issuance.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.              Indemnification and Contribution.

(a)             The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees, each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act and each affiliate of such Underwriter within the meaning of Rule 405 under the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which such Underwriter, director, officer, employee, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, the Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter or (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (ii) the omission or alleged omission to state in the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Underwriter and each such director, officer, employee, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter, director, officer, employee, affiliate or controlling person in connection with investigating, defending, preparing to defend or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning any Underwriter furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to each Underwriter or to any director, officer, employee or controlling person of each Underwriter.

(b)             Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning any Underwriter furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that each Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c)             Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ one counsel (plus local counsel) to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees, affiliates and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time of such notice to the indemnified party to retain counsel reasonably satisfactory to the indemnified party to assume the defense of such claim or action; (iii) the indemnified party and its directors, officers, employees, affiliates and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees, affiliates or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (A) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld and subject to Section 8(f)), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault, culpability or a failure to act by or on behalf of any indemnified party, or (B) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld and subject to Section 8(f)), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)             If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (after deducting the Underwriters’ discounts and commissions but before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Shares underwritten by it exceeds the amount of any damages that the Underwriters have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Underwriter or the directors, officers, employees and affiliates of an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, as the Underwriters, and each director or officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution against any losses, claims, damages or liabilities, to which the Company may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, as the Company. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)             The Underwriters confirm and the Company acknowledges and agrees that the first sentence of the 6th paragraph appearing under the caption “Underwriting—Commissions and Discounts” relating to concessions and the second sentence of the 12th paragraph and the first and second sentences in the 13th paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting—Price Stabilization, Short Positions” in, the Preliminary Prospectus and the Prospectus constitute the only information concerning the Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or in any Non-Prospectus Road Show.

(f)             If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel that are required to be reimbursed under this Agreement and the indemnifying party has failed to provide a response within 45 days of the receipt of such request, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(c) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request (provided that if there is a dispute over such amount owed, the indemnifying party shall not be liable for any settlement pending such dispute), (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

9.             Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Shares if, prior to that time, (a) any of the events described in Section 7 shall have occurred or (b) if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

10.            Defaulting Underwriter. If, on the Initial Closing Date or the Option Closing Date, as the case may be, any one or more of the several Underwriters defaults on its obligation to purchase the Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of the Shares which such defaulting Underwriter or Underwriters defaulted on its or their obligation to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the non-defaulting Underwriters may make arrangements for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement, including any of the non-defaulting Underwriters. If no such arrangements are made within 48 hours after any such default by any Underwriter, the non-defaulting Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Shares set forth opposite their respective names on Schedule 1 bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If on the Initial Closing Date or the Option Closing Date, as the case may be, any one or more of the several Underwriters defaults on its obligation to purchase the Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of the Shares which such defaulting Underwriter or Underwriters defaulted on its or their obligation to purchase exceeds 10% of the aggregate number of the Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter or Underwriters as set forth in this Section 10, the Initial Closing Date or the Option Closing Date, as the case may be, shall be postponed for such period, not exceeding five business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. Any action taken under this paragraph shall not relieve any defaulting Underwriter or Underwriters from liability in respect of any such default of any such Underwriter or Underwriters under this Agreement. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

11.             Reimbursement of Underwriter’s Expenses. If the Company shall fail to tender the Shares for delivery to the Underwriters for any reason or the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more of the several Underwriters, the Company shall not be obligated to reimburse the Underwriters on account of those expenses.

12.             Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that the Underwriters are full service securities firms and as such from time to time, subject to applicable securities laws, may effect transactions for their own accounts or the accounts of their customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.             No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any Underwriter: (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (b) each Underwriter is not acting as an advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company, on the one hand, and each Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that each Underwriter may have to the Company shall be limited to those duties and obligations specifically stated herein; and (d) each Underwriter and its affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14.             Recognition of the U.S. Special Resolution Regimes.

(a)             In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)             In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 14, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.             Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)             if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to the Representatives c/o BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department (email: dg.ecm_execution_services@bofa.com), with a copy to ECM Legal, Attention ECM Legal (dg.ecm_legal@bofa.com) and J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Equity Syndicate Desk.

(b)             if to the Company, shall be delivered or sent by mail or facsimile transmission to Ryman Hospitality Properties, Inc., One Gaylord Drive, Nashville, Tennessee 37214; Attention: Scott J. Lynn, with a copy to Bass, Berry & Sims PLC, 21 Platform Way South, Suite 3500, Nashville, Tennessee 37203; Attention: Lori B. Morgan.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by or on behalf of the Underwriters through the Representatives.

16.             Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole and exclusive benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and affiliates of the Underwriters, each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17.             Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

18.             Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” means a corporation, partnership, limited liability company or other entity, a majority of the outstanding voting or capital stock, partnership, membership or other voting or equity interests or general partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or one or more subsidiaries of the Company.

19.             Governing Law; Waiver of Jury Trial. THIS AGREEMENT and any claim, controversy or dispute arising under or related to this agreement SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, including without limitation, Sections 5-1401 and 5-1402 of the new york general obligations law. EACH OF The parties hereto hereby waiveS any right to trial by jury in any action, proceeding OR counterclaim arising out of or relating to this agreement.

20.             Submission to Jurisdiction, Etc. Each party hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection which they may now or hereafter have to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

21.             Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

22.             Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law, e.g., www.docusign.com) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

23.             Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the preparation of any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, the conduct of the offering and the purchase and sale of the Shares.

24.             Amendments or Waivers. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

25.             Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

26.             Headings. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature pages follow]

If the foregoing correctly sets forth the agreement among the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Ryman Hospitality Properties, Inc.

By:	/s/ Mark Fioravanti
	Name:	Mark Fioravanti
	Title:	President and Chief Executive Officer

[Signature Page – Underwriting Agreement]

Accepted:

BOFA SECURITIES, INC.

By:	/s/ Jeffrey Horowitz
	Name:	Jeffrey Horowitz
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Grace Schlesinger
	Name:	Grace Schlesinger
	Title:	Vice President

Each acting on behalf of itself and as a Representative of the several Underwriters named in Schedule 1 hereto.

[Signature Page – Underwriting Agreement]

SCHEDULE 1

Underwriter	Number of Firm Shares
BofA Securities, Inc.	1,122,000
J.P. Morgan Securities LLC	816,000
Morgan Stanley & Co. LLC	816,000
Wells Fargo Securities, LLC	816,000
Deutsche Bank Securities Inc.	382,500
BTIG, LLC	382,500
Credit Agricole Securities (USA) Inc.	204,000
Scotia Capital (USA) Inc.	204,000
SMBC Nikko Securities America, Inc.	204,000
Raymond James & Associates, Inc.	153,000
Total	5,100,000

Schedule 2

None.

Schedule 3

PERSONS DELIVERING LOCK-UP AGREEMENTS

1.	Robert S. Prather, Jr.

2.	Colin V. Reed

3.	Michael I. Roth

4.	Mark Fioravanti

5.	Rachna Bhasin

6.	Alvin Bowles, Jr.

7.	Patrick Chaffin

8.	William E. Haslam

9.	Scott Lynn

10.	Christine Pantoya

11.	Jennifer Hutcheson

12.	Erin Mulligan Helgren

13.	H. Eric Bolton, Jr.

Schedule 4

Subsidiary Good Standing List

1.	RHP Hotel Properties, LP (DE)

2.	RHP Finance Corporation (DE)

3.	RHP Hotels, LLC (DE)

4.	RHP Partner, LLC (DE)

5.	RHP Property GT, LLC (DE)

6.	RHP Property GT, LP (DE)

7.	RHP Property GP, LP (FL)

8.	RHP Property NH, LLC (MD)

9.	Opryland Hospitality, LLC (TN)

10.	Aurora Convention Center Hotel Investors, LLC (DE)

11.	Aurora Convention Center Hotel, LLC (DE)

12.	RHP Property SA, LLC (DE)

13.	RHPAHP, LLC (DE)

14.	RHP Property AR, LLC (DE)

ANNEX A

LOCK-UP LETTER AGREEMENT

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

As representatives of the several Underwriters
listed in Schedule 1 hereto

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Shares”) of Common Stock, $0.01 par value per share (the “Common Stock”), of Ryman Hospitality Properties, Inc., a Delaware corporation (the “Company”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of BofA Securities, Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, for a period commencing on the date hereof and ending on the 45th day after the date of the final prospectus supplement relating to the Offering (such 45-day period, the “Lock-Up Period”), (1) offer for sale, sell, pledge, or otherwise dispose of or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of any Common Stock (including, without limitation, Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) other than with respect to the registration of Shares, if any, to be sold by the undersigned to the Underwriters in the Offering, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing.  The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

The foregoing paragraph shall not apply to any of the following:

(a)             bona fide gifts, sales or other dispositions of shares of any class of the Company’s share capital, in each case that are made exclusively (1) by the undersigned to any not-for-profit or charitable organization, (2) between and/or among the undersigned or members of the undersigned’s family, (3) between the undersigned and a trust for the direct or indirect benefit of the undersigned or members of the undersigned’s family, (4) between the undersigned and any third party granted an interest in the undersigned’s will or under the laws of descent, (5) between the undersigned and affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company) or (6) involving Common Stock acquired by the undersigned in open market transactions after the completion of this Offering; provided that, in the cases of (1) through (5) above, it shall be a condition to any such transfer that the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; and provided further that, in the cases of (1) through (6) above, it shall be a condition to any such transfer that (i) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a (x) Form 4 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act, and indicating by footnote disclosure or otherwise the nature of the transfer or disposition, or (y) Schedule 13D or Schedule 13G (or 13D-A or 13G-A) required to be filed under the Exchange Act if the undersigned is subject to Section 13(d) or (g) reporting with respect to the Company under the Exchange Act), and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition; or

(b)             entering into a written plan meeting the requirements of Rule 10b5-1(c) under the Exchange Act, provided that no sales of the Company’s securities shall occur under such plan during the Lock-Up Period; or

(c)             any transfers to the Company of Common Stock upon exercise of stock incentive awards for the payment of any exercise price or tax withholding obligations in respect of such awards.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that the undersigned will be released from its obligations under this Lock-Up Letter Agreement, (1) if the Company notifies the Underwriters that it does not intend to proceed with the Offering, or (2) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to this Offering or this Lock-Up Agreement and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate in connection herewith. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Lock-Up Letter Agreement, and nothing set forth in such disclosures or other documentation is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Delivery of an executed Lock-Up Letter Agreement may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law, e.g., www.docusign.com) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

Dated: ________, 2026